                                                                   EXHIBIT 4.5.5


                               FIFTH AMENDMENT TO
                           THIRD AMENDED AND RESTATED
                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

     THIS FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT is dated as of May 26, 2006 (this "AMENDMENT"), by and between CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the "COMPANY"), and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the "PURCHASER").

                                 R E C I T A L S

     A. The Company and the Purchaser are parties to that certain Third Amended and Restated Securities Purchase Agreement dated as of January 29, 2004, as amended by a March 25 Amendment to Securities Purchase Agreement dated as of March 25, 2004, a Consent and First Amendment to Third Amended and Restated Securities Purchase Agreement dated as of April 2, 2004, a Third Amendment to Third Amended and Restated Securities Purchase Agreement dated as of May 28, 2004, and a Fourth Amendment to Third Amended and Restated Securities Purchase Agreement dated as of June 25, 2004 (as so amended, the "SECURITIES PURCHASE AGREEMENT"). Unless otherwise indicated, all capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Securities Purchase Agreement. In addition, all rules of construction set forth in Sections
1.2 through 1.6 of the Securities Purchase Agreement are hereby incorporated herein by this reference.

     B. The Company has requested that the Purchaser agree to (i) extend the payment due date of the second installment payment of the Term D Note Amendment Fee from June 14, 2006 to July 10, 2006, (ii) extend the "Maturity Date" of the Term E Note from May 27, 2006 to May 31, 2007, and (iii) extend the "Maturity Date" of the Term F Note from June 24, 2006 to May 31, 2007, and the Purchaser is willing to do so, but only on the terms and subject to the conditions set forth herein.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Amendments to Securities Purchase Agreement. Effective on and as of the Fifth Amendment Effective Date, pursuant to Section 11.1 of the Securities Purchase Agreement, the Securities Purchase Agreement shall be amended as follows:

          (a) Section 1.1 of the Securities Purchase Agreement shall be amended by adding the following new definitions to Section 1.1 in alphabetical order:

               "'FIFTH AMENDMENT' shall mean that certain Fifth Amendment to Third Amended and Restated Securities Purchase Agreement dated as of May 26, 2006, as amended from time to time."

               "'FIFTH AMENDMENT EFFECTIVE DATE' shall have the meaning set forth in the Fifth Amendment."

               "'FIFTH AMENDMENT FEE' shall have the meaning set forth in the Fifth Amendment."

               "'TERM D NOTE AMENDMENT FEE' shall have the meaning set forth in the Term D Note Letter Agreement."

               "'TERM D NOTE LETTER AGREEMENT' shall mean that certain Term D Note Letter Agreement dated as of December 13, 2005, between the Company and the Purchaser, as amended by a letter amendment dated May 26, 2006."

          (b) Section 1.1 of the Securities Purchase Agreement shall be amended by amending the following existing definitions to read in their entirety as follows, respectively:

               "'TERM D NOTE' shall mean that certain Amended and Restated Secured Senior Note, as amended and restated January 29, 2004, issued by the Company in the principal amount of $15,000,000, as supplemented by the Term D Note Letter Agreement and as amended by an Amendment to Amended and Restated Secured Senior Note effective as of December 13, 2005, as further amended from time to time."

               "'TERM E NOTE' shall mean that certain 11.75% Secured Senior Note Due 2006 issued by the Company on May 28, 2004, in the original principal amount of $15,000,000, as amended by an Amendment to 11.75% Secured Senior Note Due 2006 (Term E Note) dated as of May 26, 2006, and as further amended from time to time."

               "'TERM F NOTE' shall mean that certain 11.75% Secured Senior Note Due 2006 issued by the Company on June 25, 2004, in the original principal amount of $10,000,000, as amended by an Amendment to 11.75% Secured Senior Note Due 2006 (Term F Note) dated as of May 26, 2006, and as further amended from time to time."

     2. Closing; Conditions Precedent. The effectiveness of the amendments set forth in Section 1 shall be subject to the satisfaction, in the Purchaser's sole discretion, of each of the following conditions precedent (the date upon which the last of such conditions precedent to be so satisfied shall be referred to herein as the "FIFTH AMENDMENT EFFECTIVE DATE"):

          (a) Effective Date. The last of the conditions precedent set forth in this Section 2(a) to be satisfied shall be satisfied not later than 1:00 p.m. (Los Angeles time) on Friday, May 26, 2006.

          (b) No Legal Prohibitions. The consummation of the transactions contemplated by this Amendment shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal securities and state securities or "blue sky" laws.

          (c) Amendment Documents. The Purchaser shall have received the following documents, in form and substance satisfactory to the Purchaser, each dated the Fifth Amendment Effective Date (together with this Amendment, the "AMENDMENT DOCUMENTS"):

               (i) An Amendment to the Term E Note, duly executed by the Company and the Subsidiary Guarantors;

               (ii) An Amendment to the Term F Note, duly executed by the Company and the Subsidiary Guarantors; and

               (iii) A letter amendment to the Term D Note Letter Agreement amending the second installment payment date of the Term D Note Amendment Fee, duly executed by the Company.

          (d) Certified Board Resolutions. The Purchaser shall have received a Secretary's Certificate from the Company and the Subsidiary Guarantors, in form and substance satisfactory to the Purchaser and dated as of the Fifth Amendment Effective Date, duly executed by the Secretary of the Company and the Subsidiary Guarantors, respectively, certifying as to, among other things, the resolutions of the Board of Directors of the Company and the Board of Directors (or similar governing body) of the Subsidiary Guarantors, respectively, approving the execution, delivery and performance of the Amendment Documents and the consummation of the transactions contemplated hereby and thereby.

          (e) Fees and Expenses. The Purchaser shall have received a reimbursement payment for all actual and estimated fees, costs and expenses, including attorneys' fees and expenses, expended or incurred by the Purchaser in connection with the negotiation, preparation, execution and delivery of the Amendment Documents and all other reimbursable fees, costs and expenses that remain unpaid to-date.

          (f) No Material Adverse Change. Since December 31, 2005, there shall not have occurred any Material Adverse Change.

          (g) Corporate Proceedings. All proceedings taken prior to or at the closing in connection with the execution and delivery of the Amendment Documents and the consummation of the transactions contemplated hereby and thereby, and all papers and other documents relating thereto, shall be in form and substance satisfactory to the Purchaser and its legal counsel, and the Purchaser shall have received copies of such Documents and papers, and all such Documents shall be counterpart originals and/or certified by proper authorities, corporate officials and other Persons.

     3. Fifth Amendment Fee. In partial consideration for the Purchaser's agreement to amend the Securities Purchase Agreement, the Term E Note, the Term F Note and the Term D Note Letter Agreement as contemplated by the Amendment Documents, respectively, the Company agrees to pay to the Purchaser on January 10, 2007, a non-refundable amendment fee (the "FIFTH AMENDMENT FEE") in the amount of $500,000. At the request of, and as an accommodation to, the Company, the Purchaser agreed to defer the payment of the Fifth Amendment Fee from the Fifth Amendment Effective Date to January 10, 2007, it being understood and agreed by the Company that the Fifth Amendment Fee shall be deemed fully earned as of the Fifth Amendment Effective Date.

     4. Representations and Warranties of the Company. In order to induce the Purchaser to enter into the Amendment Documents, the Company represents and warrants to the Purchaser as follows:

          (a) Authorization; Binding Effect. The Company and each Subsidiary Guarantor has the requisite power and authority to enter into, deliver and perform its obligations under the Amendment Documents to which it is a party (or to which it has consented) and to consummate the transactions contemplated thereby. The execution, delivery and performance by the Company and the Subsidiary Guarantors of the Amendment Documents to which it is a party (or to which it has consented) and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and the Subsidiary Guarantors, as applicable. This Amendment has been duly executed and delivered by the Company and the Subsidiary Guarantors, and on the Fifth Amendment Effective Date the other Amendment Documents will be duly executed and delivered thereby. This Amendment is, and on the Fifth Amendment Effective Date the other Amendment Documents will be, the legal, valid and binding obligations of the Company and each Subsidiary Guarantor to which it is a party (or to which it has consented), enforceable against the Company and each such Subsidiary Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

          (b) No Conflict. The execution, delivery and performance by the Company and the Subsidiary Guarantors of the Amendment Documents and the consummation of the transactions contemplated thereby will not violate or conflict with, or cause a default under, or give rise to a right of termination under, (i) the charter or bylaws of the Company or any of its Subsidiaries, as in effect on the date hereof; (ii) any Applicable Laws; or (iii) any term of any Material Contract (including any Securitization Transaction Document and any Stanwich-Related Agreement), indenture, note, mortgage, instrument or other agreement to which the Company or any of its Subsidiaries is a party or by which any of its or their properties or assets are bound.

          (c) Rank; Obligations. Each of the Notes remains in full force and effect and, in the case of the Term E Note and the Term F Note, as amended by the amendments set forth in the applicable Amendment Document. The Indebtedness evidenced by the Notes constitutes Senior Indebtedness.

          (d) No Consents. Neither the Company nor any of its Subsidiaries or other Affiliates is required to obtain any Consent in connection with execution, delivery or performance of any Amendment Document or the consummation of the transactions contemplated thereby, or for the purpose of maintaining in full force and effect any Licenses and Permits of the Company or any of its Subsidiaries, from (a) any Governmental Authority, (b) any trustee, Credit Enhancer, rating agency or other party to any Securitization Transaction in connection with the execution and delivery of this Amendment or any Related Agreement or (c) any other Person.

          (e) Note Balances. The outstanding principal balances and "Maturity Dates" of the Notes, respectively, are as follows (provided that the "Maturity Date" of each of the Term E Note and the Term F Notes gives effect to the Amendments to be delivered pursuant to Section 2(c)(i) and (ii) above, respectively):

                                    Outstanding
Note                             Principal Balance          Maturity Date
----                             -----------------          -------------
Term D Note............             15,000,000            December 18, 2006
Term E Note............             15,000,000                 May 31, 2007
Term F Note............             10,000,000                 May 31, 2007
                                    ----------
                                   $40,000,000

          (f) No Default. No Default or Event of Default has occurred and is continuing or would result from the execution, delivery or performance of this Amendment or any other Amendment Document or the consummation of the transactions contemplated hereby or thereby.

          (g) Collateral Security. The Liens granted in favor of the Purchaser under the Collateral Documents constitute valid, enforceable and continuing first priority, perfected security interests and liens in, on and to all Collateral and secure the payment and performance in full of all Obligations, including all Indebtedness and other Obligations under the Notes.

          (h) Subsidiaries. The Company has no Subsidiaries other than Subsidiaries that have executed this Amendment and (ii) Subsidiaries that are Special Purpose Entities. In addition, each of PC Acceptance.com, Inc., a Virginia corporation, and First Community Finance, Inc., a Virginia corporation, has been dissolved and their assets were distributed to TFC.

     5. Confirmation; Full Force and Effect. The amendments set forth in Section 1 above shall amend the Securities Purchase Agreement on and as of the Fifth Amendment Effective Date, and the Securities Purchase Agreement shall otherwise remain in full force and effect, as amended thereby, from and after the Fifth Amendment Effective Date in accordance with its terms. The Company hereby ratifies, approves and affirms in all respects each of the Securities Purchase Agreement, as amended hereby, the Notes (including the Term D Note, the Term E Note and the Term F Note), the Collateral Documents (including the Liens granted in favor of the Purchaser under the Collateral Documents) and each of the other Related Agreements, the terms and other provisions hereof and thereof and the Obligations hereunder and thereunder.

     6. No Other Amendments. This Amendment is being delivered without prejudice to the rights, remedies or powers of the Purchaser in connection with or under the Securities Purchase Agreement, the Notes, the Collateral Documents and the other Related Agreements, Applicable Laws or otherwise and, except as expressly provided in Section 1 above, shall not constitute or be deemed to constitute an amendment or other modification of, or a supplement to, the Securities Purchase Agreement or any Related Agreement. In addition, nothing contained in this Amendment is intended to limit or impair any right, power or remedy of the Purchaser under the Securities Purchase Agreement or any Related Agreement or shall be construed as a waiver of any breach, violation, Default or Event of Default, whether past, present or future, under the Securities Purchase Agreement or any Related Agreement, or a forbearance by the Purchaser of any of its rights, remedies or powers against the Company or the Collateral. The Purchaser hereby expressly reserves all of its rights, powers and remedies under or in connection with the Securities Purchase Agreement, the Notes, the Collateral Documents and the Related Agreements, whether at law or in equity, including, without limitation, the right to declare all Obligations to be due and payable.

     7. Miscellaneous Provisions.

          (a) Entire Agreement; Successors and Assigns. This Amendment and the other Amendment Documents constitute the entire understanding and agreement with respect to the subject matter hereof and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings with respect thereto. This Amendment shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns.

          (b) Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF).

          (c) Counterparts. This Amendment may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

                              COMPANY
                              -------

                              CONSUMER PORTFOLIO SERVICES, INC.,
                              a California corporation


                              By: /s/ ROBERT RIEDL
                                  ----------------
                                  Robert Riedl
                                  Senior Vice President and Chief Investment
                                  Officer


                              By: /s/ MARK CREATURA
                                  -----------------
                                  Mark A. Creatura
                                  Senior Vice President and Secretary


                              PURCHASER
                              ---------

                              LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a
                              California corporation

                                      On behalf of LEVINE LEICHTMAN CAPITAL
                                      PARTNERS II, L.P., a California limited
                                      partnership


                                      By: /s/ STEVEN E. HARTMAN
                                          ---------------------
                                          Steven E. Hartman
                                          Vice President

                     ACKNOWLEDGMENT, CONSENT AND AFFIRMATION
                             OF SUBSIDIARY GUARANTY
                             ----------------------

     The undersigned Subsidiary Guarantors hereby acknowledge that each has read the foregoing Fifth Amendment to Third Amended and Restated Securities Purchase Agreement and consents to its terms and the transactions contemplated thereby. Further, each of the undersigned Subsidiary Guarantors hereby (a) confirms that it is a party to the Subsidiary Guaranty and that, among other things, the payment and performance of the Notes are guarantied by it under the Subsidiary Guaranty in accordance with its terms, (b) ratifies, approves and reaffirms in all respects the terms and other provisions of, and its obligations under, the Subsidiary Guaranty, the Collateral Documents and the other Related Agreements to which it is a party or which it has consented to or acknowledged and (c) confirms that the Subsidiary Guaranty, the Collateral Documents and the other Related Agreements to which it is a party remain in full force and effect in accordance with their respective terms.

              SUBSIDIARY GUARANTORS
              ---------------------

              CPS LEASING, INC., a Delaware corporation

              CPS MARKETING, INC., a California corporation

              MFN FINANCIAL CORPORATION, a Delaware corporation

              MERCURY FINANCE COMPANY LLC, a Delaware limited liability company

              MERCURY FINANCE CORPORATION OF ALABAMA, an Alabama corporation

              MERCURY FINANCE COMPANY OF ARIZONA, an Arizona corporation

              MERCURY FINANCE COMPANY OF COLORADO, a Delaware corporation

              MERCURY FINANCE COMPANY OF DELAWARE, a Delaware corporation

              MERCURY FINANCE COMPANY OF FLORIDA, a Delaware corporation

              MERCURY FINANCE COMPANY OF GEORGIA, a Delaware corporation

              MERCURY FINANCE COMPANY OF ILLINOIS, a Delaware corporation

              MERCURY FINANCE COMPANY OF INDIANA, a Delaware corporation

              MERCURY FINANCE COMPANY OF KENTUCKY, a Delaware corporation

              MERCURY FINANCE COMPANY OF LOUISIANA, a Delaware corporation

              MERCURY FINANCE COMPANY OF MICHIGAN, a Delaware corporation

              MERCURY FINANCE COMPANY OF MISSISSIPPI, a Delaware corporation

              MERCURY FINANCE COMPANY OF MISSOURI, a Missouri corporation

              MERCURY FINANCE COMPANY OF NEVADA, a Nevada corporation

              MERCURY FINANCE COMPANY OF NEW YORK, a Delaware corporation

              MERCURY FINANCE COMPANY OF NORTH CAROLINA, a Delaware corporation

              MERCURY FINANCE COMPANY OF OHIO, a Delaware corporation

              MFC FINANCE COMPANY OF OKLAHOMA, a Delaware corporation

              MERCURY FINANCE COMPANY OF PENNSYLVANIA, a Delaware corporation

              MERCURY FINANCE COMPANY OF SOUTH CAROLINA, a Delaware corporation

              MERCURY FINANCE COMPANY OF TENNESSEE, a Tennessee corporation

              MFC FINANCE COMPANY OF TEXAS, a Delaware corporation

              MERCURY FINANCE COMPANY OF VIRGINIA, a Delaware corporation

              MERCURY FINANCE COMPANY OF WISCONSIN, a Delaware corporation

              GULFCO INVESTMENT, INC., a Louisiana corporation

              GULFCO FINANCE COMPANY, a Louisiana corporation

              MIDLAND FINANCE CO., an Illinois corporation

              MFN INSURANCE COMPANY, a company organized and existing under the laws of Turks and Caicos

              TFC ENTERPRISES, INC., a Delaware corporation (the surviving corporation of the TFC Merger)

              THE FINANCE COMPANY, a Virginia corporation

              RECOVERIES, INC., a Virginia corporation

              THE INSURANCE AGENCY, INC., a Virginia corporation

              71270 CORP., a Delaware corporation


              By: /s/ ROBERT RIEDL
                  ----------------
                  Robert Riedl
                  Vice President


              By: /s/ MARK CREATURA
                  -----------------
                  Mark A. Creatura
                  Vice President and Secretary